AMENDMENT NO. 1 TO
                   AMENDED AND RESTATED LETTER AGREEMENT
                       AND AMENDED AND RESTATED NOTE


     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LETTER AGREEMENT AND AMENDED AND RESTATED NOTE (the "Amendment") dated March 1, 1996, is made by and between WINDMERE CORPORATION, a Florida corporation (the "Borrower"), and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (successor by merger of NationsBank of Florida, National Association), a national banking association, (the "Bank").

                           W I T N E S S E T H:

     WHEREAS, the Bank by an Amended and Restated Letter Agreement dated as of July 28, 1995 (the "Agreement"), has agreed to make available and has made available to Borrower a working capital loan of up to $20,000,000, reducing at December 31, 1995 to $10,000,000, and a letter of credit facility of up to $5,000,000; and

     WHEREAS, the Borrower has requested that the Bank reinstate the additional $10,000,000 of the working capital facility which reduced at December 31, 1995 upon the same terms and conditions existing prior to December 31, 1995 and the Bank is willing to reinstate such amount;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1. The terms "Agreement" and "Note" as used herein and in the Agreement, the Note and the other Loan Documents (as defined in the "Agreement") shall mean the Agreement and the Note as hereby amended and modified. Unless the context otherwise requires, all capitalized terms used herein and in the other Loan Documents without definition shall have the respective meanings provided therefor in the Agreement, as hereby amended.

     2. Subject to the conditions set forth in paragraph 5 hereof, the Agreement shall be and hereby is amended, effective as of March 1, 1996, as follows:

          (a) The second sentence of the first paragraph of the Agreement is amended to read as follows:

          "The Borrower has requested that the Bank increase the amount of the revolving loan to the principal amount of $20,000,000 and that the Bank increase the letter of credit facility to $10,000,000 to the Borrower."

          (b) Paragraph 5 of the Agreement is hereby amended in its entirety so that as amended it shall read as follows:

               "5. Reinstatement. The Committed Amount shall automatically be increased, effective March 1, 1996, from $10,000,000 to $20,000,000 and the Note shall be deemed amended to reflect a Maximum Amount of $20,000,000 from and after March 1, 1996."

          (c) Paragraph 6 of the Agreement is hereby amended in its entirety so that as amended it shall read as follows:

               "6. Unused Fee. For the period beginning on the date hereof and ending on the Termination Date (excluding however the period from January 1, 1996 through February 29, 1996), the Borrower will pay to the Bank an unused fee equal to one quarter of a percent (1/4%) per annum multiplied by the amount by which the Committed Amount exceeds the greater of (i) $10,000,000 or (ii) the daily amount of (A) the aggregate undrawn amount of Standby Letters of Credit and (B) Loans outstanding. The unused fee shall be calculated on a basis of a year of 360 days for actual days elapsed and shall be payable quarterly in arrears on the last day of each September, December, March and June."

          (d) Exhibit E to the Agreement is amended in its entirety so that as amended it reads as attached hereto.

     3. The Note shall be and hereby is amended, effective as of March, 1996 in order to define on page one the term "Maximum
Amount" to read as follows:

          "Maximum Amount:  $20,000,000"

     4. Each of the Domestic Subsidiaries of the Borrower who has previously delivered a Guaranty to the Bank has joined in the execution of this Amendment Agreement for the purpose of consenting to this Amendment Agreement and affirming its respective guaranty of the obligations of Borrower arising under the Agreement as amended by this Amendment Agreement.

     5. The Borrower hereby represents and warrants to the Agent and the Bank that as of the date hereof the Agreement has been re-examined by the Borrower and:

          (i) The representations and warranties made by the Borrower therein and in the other Loan Documents are true, complete and correct in all material respects on and as of the date hereof, are hereby reaffirmed, and shall survive the execution and delivery of the Amendment Agreement;

         (ii) The execution, delivery and performance of this Amendment Agreement will not conflict with or result in the breach of any of the provisions of, or cause a default under, the Articles of Incorporation or Bylaws of the Borrower, or any applicable law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative agency or other government instrumentality to which the Borrower or any Subsidiary is subject or any agreement or instrument to which the Borrower or any Subsidiary is a party, the effect of which would have any material adverse effect on the ability of the Borrower or any Guarantor to observe the covenants and agreements contained in the Agreement, as amended hereby, or in any other Loan Document or to pay the obligations arising under the Agreement and the Guaranty, and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of the assets of the Borrower or any Subsidiary.

     6. As conditions to the effectiveness of this Amendment Agreement there shall not have occurred either (i) any Default or Event of Default which shall not have been waived or (ii) any material adverse change in the business, financial condition or operations of the Borrower or any Subsidiary since September 30, 1995.

     7. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other.

     8. Except as specifically amended, modified or supplemented by this Amendment Agreement, all of the other documents delivered in connection with the Loans, as heretofore amended, are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     9. Should any stamp or excise tax become payable under the laws of the United States or of any state or any subdivision thereof or municipality therein in respect of the Amendment Agreement, the Borrower shall pay the same (including interest penalties, if any) and shall hold the Bank and the Agent harmless with respect thereto.

     10. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              WINDMERE CORPORATION
WITNESS:

__________________________    By          :________________________________
                              Name:  John Heinlein
__________________________    Title: Treasurer


                              NATIONSBANK, NATIONAL ASSOCIATION
                              (SOUTH)


                              By:________________________________
                              Name:  Bennie H. Duck, Jr.
                              Title: Vice President


      The undersigned hereby acknowledge, agree to and consent to the terms and provisions hereof, as of this 1st day of March, 1996.


WITNESS:                      WINDMERE HOLDINGS CORPORATION

_________________________     By:          ________________________________
                              Name:  John Heinlein
_________________________     Title: Secretary


WITNESS:                      WINDMERE FAN PRODUCTS, INC.

_________________________     By:          ________________________________
                              Name:  John Heinlein
_________________________     Title: Treasurer


WITNESS:                      JERDON PRODUCTS, INC.

_________________________     By:          ________________________________
                              Name:  John Heinlein
_________________________     Title: Secretary


WITNESS:                      CONSUMER PRODUCTS AMERICAS, INC.

_________________________     By:          ________________________________
                              Name:  John Heinlein
_________________________     Title: Secretary


WITNESS:                      FORTUNE PRODUCTS, INC.

_________________________     By:          ________________________________
                              Name:  John Heinlein
_________________________     Title: Treasurer


WITNESS:                      EDI MASTERS, INC.

_________________________     By:          ________________________________
                              Name:  John Heinlein
_________________________     Title: Vice President


                                 EXHIBIT E


Indebtedness

(a) Dade County Industrial Development Authority Variable Rate Demand Industrial Development Revenue Bonds (Windmere Corporation Project) Series 1985 ($7,500,000), and related documents thereto, including, but not limited to, (i) Guaranty Agreement, dated as of May 1, 1985, between Windmere Corporation and Bankers Trust Company, and (ii) Letter of Credit Agreement, dated as of July 31, 1992, between Windmere Corporation and NationsBank of Florida, N.A.

(b) Banking Facility or Facilities in an aggregate principal amount not to exceed $8,000,000 granted by the Bank of East Asia, Limited or other financial institution to Durable Electrical Metal Factory, Ltd. and/or other Subsidiaries.

(c) Guarantee by Windmere Corporation of the Indebtedness described in (b) above.

(d)  Equipment leases existing at July 28, 1995.

(e)  $5,000,000 Standby Letter of Credit from Bank of Tokyo
     Limited-Hong Kong (through Miami office) to provide working capital.

(f) Subordinated Note in the amount of $10,847,620 payable to Salton/Maxim Housewares, Inc.

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